UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement related to Common Stock Offering

On August 11, 2016, Alimera Sciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 18,000,000 shares of its common stock (the “Shares”) to the Underwriters (the “Common Stock Offering”). The Shares will be sold at a per share public offering price of $1.40. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 900,000 shares of its common stock at the public offering price to cover over-allotments, if any. The Common Stock Offering is expected to close on August 16, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed to not sell or transfer any common stock of the Company for 90 days after August 11, 2016 without first obtaining the consent of Cowen and Company, LLC.

The Common Stock Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-198044), including the prospectus dated August 20, 2014 contained therein, as the same has been amended and/or supplemented from time to time.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the legality of the issuance and Shares in this offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

The Company expects to receive aggregate net proceeds from the sale of the Shares of approximately $23.9 million, after deducting underwriting fees and commissions and estimated offering expenses.

On August 11, 2016, the Company issued a press release announcing the matters described above. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 11, 2016

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

99.1	Press Release dated August 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: August 11, 2016	By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 11, 2016.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

99.1	Press Release of Alimera Sciences, Inc., dated August 11, 2016